Meta Reports First Quarter 2023 Results

MENLO PARK, Calif. – April 26, 2023 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter ended March 31, 2023.

"We had a good quarter and our community continues to grow," said Mark Zuckerberg, Meta founder and CEO. "Our AI work is driving good results across our apps and business. We're also becoming more efficient so we can build better products faster and put ourselves in a stronger position to deliver our long term vision."

First Quarter 2023 Financial Highlights

	Three Months Ended March 31,		% Change
In millions, except percentages and per share amounts	2023	2022
Revenue	$28,645	$27,908	3%
Costs and expenses	21,418	19,384	10%
Income from operations	$7,227	$8,524	(15)%
Operating margin	25%	31%
Provision for income taxes	$1,598	$1,443	11%
Effective tax rate	22%	16%
Net income	$5,709	$7,465	(24)%
Diluted earnings per share (EPS)	$2.20	$2.72	(19)%

First Quarter 2023 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.02 billion on average for March 2023, an increase of 5% year-over-year.
•Family monthly active people (MAP) – MAP was 3.81 billion as of March 31, 2023, an increase of 5% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 2.04 billion on average for March 2023, an increase of 4% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.99 billion as of March 31, 2023, an increase of 2% year-over-year.
•Ad impressions and price per ad – In the first quarter of 2023, ad impressions delivered across our Family of Apps increased by 26% year-over-year and the average price per ad decreased by 17% year-over-year.
•Revenue – Revenue was $28.65 billion, an increase of 3% year-over-year, and an increase of 6% year-over-year on a constant currency basis.
•Costs and expenses – Total costs and expenses were $21.42 billion, an increase of 10% year-over-year. This includes charges related to our restructuring efforts of $1.14 billion in the first quarter of 2023.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $7.09 billion for the first quarter of 2023.
•Share repurchases – We repurchased $9.22 billion of our Class A common stock in the first quarter of 2023. As of March 31, 2023, we had $41.73 billion available and authorized for repurchases.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $37.44 billion as of March 31, 2023.
•Long-term debt – Long-term debt was $9.92 billion as of March 31, 2023.
•Headcount – Headcount was 77,114 as of March 31, 2023, a decrease of 1% year-over-year. Substantially all employees impacted by the layoff announced in November 2022 are no longer reflected in our reported headcount as of March 31, 2023. Further, the employees that would be impacted by the 2023 layoffs are included in our reported headcount as of March 31, 2023.

Restructuring

In 2022, we initiated several measures to pursue greater efficiency and to realign our business and strategic priorities. As of March 31, 2023, we have substantially completed the 2022 employee layoffs while continuing to assess facilities consolidation and data center restructuring initiatives. We incurred additional pre-tax restructuring charges of $621 million in the first quarter of 2023.

In March 2023, we announced three rounds of planned layoffs to further reduce our company size by approximately 10,000 employees across the Family of Apps (FoA) and Reality Labs (RL) segments. In connection with these layoffs, we expect to incur total pre-tax severance and related personnel costs of approximately $1 billion, of which $523 million was recognized during the first quarter of 2023 and the remaining charges will be substantially recorded by the end of 2023.

A summary of our restructuring charges for the three months ended March 31, 2023 by major activity type is as follows (in millions):

	Three Months Ended March 31, 2023
	Severance and Other Personnel Costs (1)	Facilities Consolidation	Data Center Assets (2)	Total
Cost of revenue	$—	$58	$(168)	$(110)
Research and development	320	484	—	804
Marketing and sales	3	136	—	139
General and administrative	182	129	—	$311
Total	$505	$807	$(168)	$1,144
____________________________
(1)    Includes severance and personnel costs of $523 million related to the 2023 layoffs and $18 million reduction in severance estimates related to the 2022 layoff.
(2)    Relates to a change in estimates in our data center restructuring charges recorded during the three months ended December 31, 2022.

Total restructuring charges recorded under our FoA segment were $934 million and RL segment were $210 million during the first quarter of 2023. Excluding these charges, our operating margin would have been four percentage points higher and our diluted EPS would have been $0.44 higher for the first quarter of 2023.

CFO Outlook Commentary

We expect second quarter 2023 total revenue to be in the range of $29.5-32 billion. Our guidance assumes foreign currency headwinds will be less than 1% to year-over-year total revenue growth in the second quarter, based on current exchange rates.

We anticipate our full-year 2023 total expenses will be in the range of $86-90 billion, updated from our prior outlook provided in March. This outlook includes $3-5 billion of restructuring costs related to facilities consolidation charges and severance and other personnel costs. We continue to expect Reality Labs operating losses to increase year-over-year in 2023.

We expect capital expenditures to be in the range of $30-33 billion, unchanged from our prior estimate. This outlook reflects our ongoing build out of AI capacity to support ads, Feed and Reels, along with an increased investment in capacity for our generative AI initiatives.

Absent any changes to U.S. tax law, we expect our full year 2023 tax rate percentage to be around 20%.

In addition, we continue to monitor ongoing regulatory developments. We expect the Irish Data Protection Commission (IDPC) to issue a decision in May in its previously disclosed inquiry relating to transatlantic data transfers of Facebook EU/EEA user data, including a suspension order for such transfers and a fine. Our ongoing consultations with policymakers on both sides of the Atlantic continue to indicate that the proposed new EU-U.S. Data Privacy Framework will be fully implemented before the deadline for suspension of such transfers, but we cannot exclude the possibility that it will not be completed in time. We will also evaluate whether and to what extent the IDPC decision could otherwise impact our data processing operations even after a new data privacy framework is in force.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck) and Instagram account (instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 633-8284 or +1 (402) 977-9140, conference ID 22026502.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Deborah Crawford
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments (including the impact of the pending decision by the IDPC and the pending EU-U.S. Data Privacy Framework); risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 2, 2023, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. In addition, please note that the date of this press release is April 26, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2023 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue	$28,645	$27,908
Costs and expenses:
Cost of revenue	6,108	6,005
Research and development	9,381	7,707
Marketing and sales	3,044	3,312
General and administrative	2,885	2,360
Total costs and expenses	21,418	19,384
Income from operations	7,227	8,524
Interest and other income, net	80	384
Income before provision for income taxes	7,307	8,908
Provision for income taxes	1,598	1,443
Net income	$5,709	$7,465
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$2.21	$2.74
Diluted	$2.20	$2.72
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,587	2,725
Diluted	2,596	2,742

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,551	$14,681
Marketable securities	25,888	26,057
Accounts receivable, net	11,044	13,466
Prepaid expenses and other current assets	4,000	5,345
Total current assets	52,483	59,549
Non-marketable equity securities	6,167	6,201
Property and equipment, net	84,156	79,518
Operating lease right-of-use assets	12,899	12,673
Intangible assets, net	949	897
Goodwill	20,649	20,306
Other assets	7,188	6,583
Total assets	$184,491	$185,727

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,672	$4,990
Partners payable	885	1,117
Operating lease liabilities, current	1,479	1,367
Accrued expenses and other current liabilities	19,345	19,552
Total current liabilities	25,381	27,026
Operating lease liabilities, non-current	16,171	15,301
Long-term debt	9,925	9,923
Other liabilities	8,219	7,764
Total liabilities	59,696	60,014
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	66,535	64,444
Accumulated other comprehensive loss	(2,981)	(3,530)
Retained earnings	61,241	64,799
Total stockholders' equity	124,795	125,713
Total liabilities and stockholders' equity	$184,491	$185,727

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$5,709	$7,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,524	2,156
Share-based compensation	3,051	2,498
Deferred income taxes	(620)	(563)
Impairment charges for facilities consolidation	770	—
Other	(7)	(221)
Changes in assets and liabilities:
Accounts receivable	2,546	2,557
Prepaid expenses and other current assets	821	573
Other assets	30	(108)
Accounts payable	(1,104)	(882)
Partners payable	(240)	(105)
Accrued expenses and other current liabilities	334	763
Other liabilities	184	(57)
Net cash provided by operating activities	13,998	14,076
Cash flows from investing activities
Purchases of property and equipment	(6,842)	(5,441)
Proceeds relating to property and equipment	19	126
Purchases of marketable debt securities	(85)	(4,068)
Maturities and sales of marketable debt securities	534	5,467
Acquisitions of businesses and intangible assets	(444)	(853)
Other investing activities	75	(10)
Net cash used in investing activities	(6,743)	(4,779)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,009)	(925)
Repurchases of Class A common stock	(9,365)	(9,506)
Principal payments on finance leases	(264)	(233)
Other financing activities	122	4
Net cash used in financing activities	(10,516)	(10,660)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	85	(149)
Net decrease in cash, cash equivalents, and restricted cash	(3,176)	(1,512)
Cash, cash equivalents, and restricted cash at beginning of the period	15,596	16,865
Cash, cash equivalents, and restricted cash at end of the period	$12,420	$15,353

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$11,551	$14,886
Restricted cash, included in prepaid expenses and other current assets	224	294
Restricted cash, included in other assets	645	173
Total cash, cash equivalents, and restricted cash	$12,420	$15,353

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Supplemental cash flow data
Cash paid for income taxes, net	$405	$502
Cash paid for interest, net of amounts capitalized	$182	$—
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$4,466	$3,709
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$263	$73
Settlement of convertible notes in exchange of equity securities in other current assets	$—	$131
Other current assets through financing arrangement in accrued expenses and other current liabilities	$11	$659
Repurchases of Class A common stock in accrued expenses and other current liabilities	$86	$221

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue:
Advertising	$28,101	$26,998
Other revenue	205	215
Family of Apps	28,306	27,213
Reality Labs	339	695
Total revenue	$28,645	$27,908

Income (loss) from operations:
Family of Apps	$11,219	$11,484
Reality Labs	(3,992)	(2,960)
Total income from operations	$7,227	$8,524

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
GAAP revenue	$28,645	$27,908
Foreign exchange effect on 2023 revenue using 2022 rates	816
Revenue excluding foreign exchange effect	$29,461
GAAP revenue year-over-year change %	3%
Revenue excluding foreign exchange effect year-over-year change %	6%
GAAP advertising revenue	$28,101	$26,998
Foreign exchange effect on 2023 advertising revenue using 2022 rates	806
Advertising revenue excluding foreign exchange effect	$28,907
GAAP advertising revenue year-over-year change %	4%
Advertising revenue excluding foreign exchange effect year-over-year change %	7%

Net cash provided by operating activities	$13,998	$14,076
Purchases of property and equipment, net	(6,823)	(5,315)
Principal payments on finance leases	(264)	(233)
Free cash flow	$6,911	$8,528